SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2003

ENGAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26671	04-3281378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Brickstone Square, Andover, MA	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 684-3884

Item 2. Acquisition or Disposition of Assets

As previously reported, on June 19, 2003, Engage, Inc. (the “Company”), and five of its United States subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code (the “Code”). The filings were made in the United States Bankruptcy Court in the District of Massachusetts, Western Division (the “Court”).

On July 23, 2003 the Company conducted an auction with respect to substantially all of its domestic assets pursuant to procedures approved by the Court. On July 23, 2003, at the conclusion of the auction process, the Court approved the sale of substantially all of the Company’s assets to JDA Software Group, Inc. (“JDA”), for $3 million in cash and the assumption of liabilities in the range of $650,000 to $850,000. The Company expects to close the foregoing sale by August 4, 2003, subject to the satisfaction of certain closing conditions.

The Company anticipates that the proceeds of the foregoing sale will be used to pay the claims of certain creditors in accordance with the provisions of the Code. The Company does not believe that it is likely that there will be any recovery for the Company’s stockholders.

Item 5. Other Events.

On July 21, 2003, the Company filed a Notice of Filing of Monthly Operating Report covering the period from June 19, 2003 through June 30, 2003 (the “Monthly Operating Report”), with the Court as required by the Code. A copy of the Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Notice of Filing of Monthly Operating Report for period from June 19, 2003 through June 30, 2003 (and Exhibits).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGAGE, INC. (Registrant)

Date: August 4, 2003	By: /s/ John D. Barone
John D. Barone President and Chief Operating Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Filing of Monthly Operating Report for period from June 19, 2003 through June 30, 2003 (and Exhibits).